Exhibit 99.1

         September 24, 2012

Contact:              Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES APPOINTS CHARLES JOHNSTON TO BOARD OF DIRECTORS

Deep Roots and Proven Track Record in Community Banking

Norfolk, Virginia, September 24, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that it has expanded its Board of Directors and appointed Charles M. Johnston to the Board.  Johnston has over three decades of experience in finance and banking, including over 15 years in senior management positions with community banking institutions.

Henry P. Custis, Jr., Chairman of the Board of the Company, said, “We are very pleased to welcome Chuck to the Board of Hampton Roads Bankshares.  He brings deep roots and a proven track record in community banking, and we are confident that the Company will benefit greatly from his experience and independent perspective.  Chuck’s appointment to the Board represents another step in advancing the Company’s long-term strategy of being the most meaningful community bank in the mid-Atlantic region.”

Johnston served as Chief Financial Officer of Eastern Bank Corporation, an $8 billion bank holding company headquartered in Boston, from 2003 until his retirement in March, 2012.  He was Chief Financial Officer of Commonwealth Bancorp, a $2 billion bank holding company headquartered in Philadelphia, from 1996 until its sale to Citizens Financial Group in 2003.  From 1994 to 1996, he was Chief Financial Officer of TFC Enterprises, an auto finance company headquartered in Norfolk, Virginia. Previously, he served in Treasury, Financial Planning and Investor Relations roles at Mellon Bank Corporation and Treasury, Accounting and Internal Audit roles at United States Steel Corporation.

Johnston, a native of Pittsburgh, earned a BS in Commerce at the University of Virginia and an MBA from Duquesne University.  He and his wife Jan reside in Williamsburg, Virginia.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about new Company directors.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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